CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S‑8 (Nos. 333- 193963 and 333-198499) of Revance Therapeutics Inc. of our report dated March 4, 2015 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 4, 2015